EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-118647, 333-48969, 333-24621, and 333-176241 of Health Net, Inc., on Form S-8 of our report dated June 27, 2014, relating to the financial statements and supplemental schedule of Health Net, Inc. 401(k) Savings Plan appearing on the Annual Report on Form 11-K of Health Net, Inc. 401(k) Savings Plan for the year ended December 31, 2013.

Los Angeles, California
June 27, 2014